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Exhibit 23

[DELOITTE & TOUCHE LLP LETTERHEAD]

INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 333-73202, 333-40289, and 333-105632 on Form S-8 of The Savings and Profit Sharing Fund of Allstate Employees (the "Fund") and The Allstate Corporation of our report dated April 30, 2003 appearing in the Fund's Annual Report on Form 11-K for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

June 25, 2003

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  Exhibit 23
[DELOITTE & TOUCHE LLP LETTERHEAD]
INDEPENDENT AUDITOR'S CONSENT